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                                                                    Exhibit 10.2



           FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

         This First Amendment and Waiver to Loan and Security Agreement ("AMENDMENT") is made this 14th day of February, 2005 by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company, with an office at Two Commerce Square, Suite 2610, 2001 Market Street, Philadelphia, Pennsylvania 19103("LENDER"), LUCILLE FARMS, INC., a Delaware corporation, with its principal office at 150 River Road, Montville, New Jersey 07045 ("Lucille"), and LUCILLE FARMS OF VERMONT, INC., a Vermont corporation, with its principal office at Swanton Industrial Park, Jonergin Drive, Swanton, Vermont 05488 ("LUCILLE VERMONT") (Lucille and Lucille Vermont are referred to herein, individually, as "BORROWER"), and collectively, as "BORROWERS").

                                   BACKGROUND

         A. Borrowers and Lender are parties to a certain Loan and Security Agreement dated as of December 2, 2004 (as it may otherwise heretofore have been and may hereafter be modified and amended from time to time, the "LOAN AGREEMENT") pursuant to which Borrowers established certain financing arrangements with Lender, including a Revolving Loan facility, certain Term Loan facilities, and a Letter of Credit facility. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

         B. As of the date hereof, Borrowers are in default under the Loan Agreement as more particularly described below and such Existing Defaults (defined below) constitute Events of Default under the Loan Agreement. Borrowers have requested that Lender waive such Existing Defaults and make certain amendments to the Loan Agreement, and Lender has agreed to do so on the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the foregoing Background which is incorporated herein by reference and made a part hereof, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. Waiver of Existing Defaults. Lender hereby waives the following Events of Default (the "EXISTING DEFAULTS") arising solely out of the failure by Borrowers, on a consolidated basis, to (a) maintain a Tangible Net Worth of not less than 90% of Tangible Net Worth for September 30, 2004 for the test period ended December 31, 2004 as required by Section 14(a) of the Loan Agreement, and
(b) maintain a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 for the test period ended December 31, 2004 as required by Section 14(b) of the Loan Agreement.

         2. No Other Waivers; Reservation of Rights. Lender has not waived, and is not by this Amendment waiving, any Events of Default that may be continuing on the date hereof other than the Existing Defaults, or any defaults that may occur after the date hereof. Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Loan Agreement and the Other Agreements as a result of any Events of Default (other than the Existing Defaults) which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and Lender has not waived any of such rights or remedies, and nothing in this Amendment, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

         3. Amendments to Loan Agreement. Upon the satisfaction of the Effectiveness Conditions, the Loan Agreement shall be amended as follows:

                  (a) Section 14(a) - Tangible Net Worth. For each of the test periods ended January 2005, February 2005 and March 2005, Borrowers, on a consolidated basis, will maintain a Tangible Net Worth of not less than $2,500,000. All other provisions of Section 14(a) shall remain unchanged.

                  (b) Section 14(b) - Fixed Charge Coverage. Lender hereby waives Borrowers' compliance with the Fixed Charge Coverage test for the seven-month period ended January 31, 2005, and for the eight-month period ending February 28, 2005. In addition, for the test period ending March 31, 2005, Borrowers, on a consolidated basis, will maintain a ratio of their FC Numerator to Fixed Charges of not less than 1.00 to 1.00 with respect to the three (3) month period then ended. All other provisions of Section 14(b) shall remain unchanged.

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         4. Suspension of Capital Expenditure Loans. Lender hereby suspends all
Capital Expenditure Loans to Borrowers. Lender shall not resume such Capital Expenditure Loans unless and until, (a) on or before February 15, 2006, Lender shall have received Borrowers' internally-prepared quarterly financial statements for the fiscal quarter ended December 31, 2005, and (b) Borrowers shall have maintained a ratio of their FC Numerator to Fixed Charges of not less than 1.20 to 1.00 with respect to the twelve (12) month period then ended.

         5. Suspension of Interest Rate Reduction. Borrowers shall not be entitled to the one-time interest rate reduction of twenty-five (25) basis points as described in Section 4(a) of the Loan Agreement until such time as Lender has received Borrowers' audited annual financial statements for the Fiscal Year ended March 31, 2006 in accordance with Section 9(c) of the Loan Agreement, and Borrowers have complied with all other conditions required for such interest rate reduction.

         6. Representations and Warranties. Each Borrower represents and warrants to Lender that:

                  (i) All warranties and representations made to Lender under the Loan Agreement and the Other Agreements are true and correct as to the date hereof.

                  (ii) The execution and delivery by such Borrower of this Amendment and the performance by them of the transactions herein contemplated (i) are and will be within its power, (ii) has been authorized by all necessary corporate or limited liability company action and will not contravene any provision of the certificate or articles of incorporation or bylaws or certificate of formation or operating agreement or other similar entity governance documents of such Borrower, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time, if applicable) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

                  (iii) This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid and binding on and enforceable against such Borrower in accordance with its respective terms.

                  (iv) No Event of Default other than the Existing Defaults, or event or circumstance that with the giving of notice or passage of time or both would become an Event of Default, has occurred under the Loan Agreement or any of the Other Agreements.

                  (v) The name, office and signature of the officer of such Borrower signing this Amendment has previously been certified to Lender in the incumbency and signature certificates of Borrower heretofore delivered to Lender.

         7. Confirmation of Security Interest. As security for the payment of all Loans now or in the future made by Lender to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each Borrower hereby reconfirms the assignment and grant of a continuing perfected first priority (subject only to Permitted Liens which Lender has expressly agreed may be senior to the security interests of Lender) lien, charge and security interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located, granted to Lender by such Borrower under the Loan Agreement and the Other Agreements. Each Borrower hereby confirms and agrees that all such security interests and liens granted to Lender under the Loan Agreement and the Other Agreements continue in full force and effect and shall continue to secure the Liabilities. The Collateral remains free and clear of any liens other than liens in favor of Lender, except for Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of Lender's existing security interest in and liens upon the Collateral.

         8. Conditions Precedent. This Amendment shall be effective upon completion of the following conditions precedent (the "EFFECTIVENESS CONDITIONS"):

                  (i) Execution and delivery of this Amendment by all parties hereto;

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                  (ii) To the extent that the name, office and signature of the officer(s) of each Borrower signing this Amendment or any of the certificates or other documents contemplated hereby do not currently appear in the incumbency and signature certificates of such Borrower heretofore delivered to Lender, Lender shall have received, in form and substance satisfactory to it, certificates as to the incumbency and signature of such officer(s); and

                  (iii) Lender shall have received an amendment fee of $25,000.

         9. Ratification of Existing Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and the Other Agreements are hereby ratified and confirmed and continue unchanged and in full force and effect, including without limitation Section 28 of the Loan Agreement dealing with judgment by confession. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

         10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION.

         11. Successors and Assigns. This Amendment, along with the Loan Agreement and each of the Other Agreements, shall be binding upon and shall benefit Borrowers and Lender and their respective successors and permitted assigns (as permitted under the Loan Agreement).

         12. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

                                   LENDER:

                                   LASALLE BUSINESS CREDIT, LLC

                                   By:       /s/ William H. Moul, Jr.
                                             -----------------------------------
                                   Name:     William H. Moul, Jr.
                                   Title:    Vice President

                                   BORROWERS:

                                   LUCILLE FARMS, INC.

                                   By:       /s/ Jay Rosengarten
                                             -----------------------------------
                                   Name:     Jay Rosengarten
                                   Title:    Chief Executive Officer

                                   LUCILLE FARMS OF VERMONT, INC.

                                   By:       /s/ Jay Rosengarten
                                             -----------------------------------
                                   Name:     Jay Rosengarten
                                   Title:    Chief Executive Officer

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